UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Pivotal Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Email to Pivotal Software, Inc. Employees

The following is a message from Sanjay Poonen, VMware, Inc.’s Chief Operating Officer for Customer Operations, sent to Pivotal employees on December 10, 2019.

Dear Pivotal team -

For those of you who don’t know me, I’m Sanjay Poonen, VMware’s Chief Operating Officer for Customer Operations, with responsibility for VMware’s worldwide sales, services, support, marketing and alliances. Once the transaction closes, Ray will lead the overall Modern Applications Platforms BU (MAP BU). The GTM (Go-To-Market) functions of Sales, Services and Marketing will report through me, with a dotted line to Ray — we will be a unified team. With the close still expected by the end of VMware’s Q4 (end of January), we’re in the home stretch of the acquisition process and I wanted to share my perspective on the opportunity in front of us and why I believe we’re well positioned to capitalize on it.

The world of apps has changed dramatically in the last decade. The emergence of cloud platforms has led to a big shift in how applications are architected and delivered. Organizations big and small across the globe are seeking solutions to accelerate delivery of new applications and to modernize their existing portfolios to run more efficiently and securely, which creates a tremendous opportunity for us.

VMware’s ambition is to become the ‘world-standard’ for containers and Kubernetes, with the power of Pivotal, Heptio, and Bitnami. The MAP BU will lead VMware’s efforts to build the next generation of tools and platform that will run our customers’ most important applications. The team of people, the portfolio of products and services that Pivotal brings to the new business unit is of critical importance as we seek to build credibility and mindshare with developers and application owners who collectively represent a new buying audience for VMware.

To highlight the importance of this initiative, we created a new brand as mentioned in previous messages — VMware Tanzu. It will comprise of a complete set of products and services necessary to help our customers Build, Run, and Manage modern applications that increasingly run their businesses. This effort is integral to our vision to deliver any application on any device on any cloud.

In addition to the Pivotal go-to-market team that will join VMware when the acquisition closes, we intend to leverage our existing VMware sales teams to make Tanzu the developer platform of choice for every one of our 500,000 customers. We’ll reinforce that push through our strategic partners at Dell and Amazon and through our powerful ecosystem of partners. Put simply: together, we could not be better positioned to win this market opportunity!

I have enjoyed meeting many of you over the past several months and look forward to meeting the rest of the team, once the transaction closes. We know this has been a challenging time with so many unknowns and a long waiting period until we reach close. Thank you for your patience and partnership — we have a great future ahead of us!

Onward and upward!

Sanjay

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the U.S. Securities and Exchange Commission (SEC), including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the SEC. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc.

In connection with the proposed merger, Pivotal has filed a definitive proxy statement (and any amendments or supplements thereto) with the SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website athttp://www.sec.gov. In addition, stockholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMWare and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which was filed with the SEC on November 27, 2019, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.